EX-99.1

DATE:	March 19, 2012

TO:	Indira Tovar, Director Zevotek, Inc.

FROM:	Robert Babkie

SUBJECT:	Letter of Resignation

Effective immediately, I hereby submit my resignation from all positions held at Zevotek, Inc. and Ionic Bulb.com, Inc. and advise you that I have no disputes with the companies.

Sincerely,

/s/ Robert Babkie

Robert Babkie